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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

China Hospitals, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2501, China World Tower 1, China World Trade Center, 1 Jian Guo Men Wai Avenue, Beijing, PRC	100004
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 Per share	NASDAQ National Market System

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-122805 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated herein by this reference is the description of the securities prepared in compliance with Part I of Form 20-F set forth beneath the caption “Description of Securities,” in the prospectus filed by China Hospitals, Inc. (the “Registrant”) with the Securities and Exchange Commission as part of the Registrant’s Registration Statement on Form F-1, Registration No. 333-122805 (the “Registration Statement”), and all amendments thereto.

Item 2. Exhibits.

1.1	Form of Underwriting Agreement
1.2	Form of Underwriter’s Warrant Agreement
1.3	Form of Subscription Document
1.4	Form of Escrow Agreement
3.1	Certificate of Incorporation of China Hospitals, Inc., a Cayman Islands company, dated December 2, 2002
3.2	Memorandum and Articles of Association of China Hospitals, Inc.
4.0	Form of Warrant Agreement and Warrant Certificate
5.1	Opinion of Oswald & Yap, a professional corporation
5.2	Opinion of Han Kun Law Offices
10.1	Employment Agreement with Frank Hu, dated December 18, 2002
10.2	Employment Agreement with Steve Yu, dated December 28, 2002 and Amendment to Employment Agreement, dated December 22, 2004
10.3	Employment Agreement with Kangmao Wang, dated December 28, 2002
10.4	Stock Purchase Agreement with Frank Hu, dated December 18, 2002
10.5	Stock Purchase Agreement with Steve Li, dated December 18, 2002
10.6	Stock Purchase Agreement with Liu Yaping, dated December 18, 2002
10.7	Stock Purchase Agreement with Wei Rongzen, dated December 18, 2002
10.8	Stock Purchase Agreement with Liu Fengying , dated December 18, 2002
10.9	Stock Purchase Agreement with Duan Wei, dated December 18, 2002
10.10	China Hospitals, Inc. Incentive and Nonstatutory Stock Option Plan, dated December 30, 2002
10.11	Form of Nonstatutory Stock Option Agreement
10.12	Form of Incentive Stock Option Agreement
10.13	Assignment of 2003 Incentive and Nonstatutory Stock Option Plan, dated December 23, 2004
10.14	Stock Purchase Agreement with Kai-Ye Fung, dated June 28, 2003
10.15	Advisory Board Agreement with Kai-Ye Fung, dated November 18, 2003
10.16	Advisory Board Agreement with Ann N. James, Ph.D., dated November 18, 2003
10.17	Placement Agent Agreement with Adamson Brothers, Inc., dated December 1, 2003
10.18	Placement Agent Warrant Agreement with Adamson Brothers, Inc., dated December 1, 2003
10.19	Finders Agreement with Adamson Brothers, Inc., dated December 1, 2003
10.20	Form of Registration Rights Agreement, dated December 1, 2003
10.21	Stock Purchase Agreement with Kai-Ye Fung, dated November 24, 2003
10.22	Anqiu City People’s Hospital Assets Transfer Agreement, dated December 21, 2003
10.23	Share Pledge Agreement entered into by Beijing RaiseChina BioTech, Inc., Zhengmao

Hu, and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.24	Share Pledge Agreement entered into by Beijing RaiseChina BioTech, Inc., Min Hu, and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.25	Power of Attorney by Min Hu, dated April 9, 2004
10.26	Power of Attorney by Zhengmao Hu, dated April 9, 2004
10.27	Loan Agreement entered into by China Hospitals, Inc. and Zhengmao Hu, dated April 9, 2004
10.28	Exclusive Option Agreement entered into by China Hospitals, Inc., Zhengmao Hu and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.29	Exclusive Option Agreement entered into by China Hospitals, Inc., Min Hu and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 9, 2004
10.30	Exclusive Business Cooperation Agreement entered into by Beijing RaiseChina BioTech, Inc. and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.31	Tenancy Agreement of China World Tower 1, dated August 23, 2004
10.32	Non-Binding Letters of Intent to Acquire the 29 Hospitals Identified in the Prospectus
23.1	Consent of Oswald & Yap, a professional corporation (included in its opinion set forth in Exhibit 5.1 hereto)
23.2	Consent of Rotenberg & Co., LLP
23.3	Consent of Han Kun Law Offices (included in its opinion set forth in Exhibit 5.2 hereto)
23.4	Consent of Shangdong Zhengyuan Hexing CPA Limited
25.1	Power of Attorney (included on signature page)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	China Hospitals, Inc.

Date	November 15, 2005

By
Frank Hu, President and CEO